UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2005 (October 5, 2005)

KEY ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8038	04-2648081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas  77010

(Address of Principal Executive Offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement

On October 5, 2005, Key Energy Services, Inc. (the “Company”) paid the outstanding principal and accrued interest on the Company’s $150 million 6.375% Senior Notes due 2013 (the “6.375% Notes”), with the proceeds of $150 million from the Company’s Term Loan B Facility (see Item 2.03).  The Company announced on September 28, 2005 that it had received valid acceleration notices on September 27, 2005 from Cede & Co., acting at the request of holders of $51.6 million in principal amount of the 6.375% Notes.  As previously disclosed, holders of 25% or more of the outstanding principal balance of the 6.375% Notes had the right to accelerate the Notes as a result of the Company’s failure to file its Annual Report on Form 10-K for the year ended December 31, 2003 within the periods permitted under that certain Indenture dated as of May 9, 2003, as amended and supplemented between the Company and U.S. Bank National Association (“Trustee”) (the “6.375% Senior Notes Indenture”).  The 6.375% Notes were repaid following acceleration by approximately 34% of the outstanding 6.375% Notes and demand for payment by the Trustee under the 6.375% Senior Notes Indenture.  As a result of the repayment of the 6.375% Notes, the Company will record a pre-tax charge of approximately $2.1 million in the December 2005 quarter due to the acceleration of unamortized debt issuance costs.  In addition, the Company will cause the termination of the 6.375% Senior Notes Indenture.  The announcement of the payment of the 6.375% Notes was made by the Company in its press release dated October 6, 2005, filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On October 6, 2005, the Company also announced its notice of redemption of the 8.375% Notes pursuant to the 8.375% Senior Notes Indenture (see Item 2.04).  Following payment of the Redemption Amount for the 8.375% Notes, the Company will cause the termination of the 8.375% Senior Notes Indenture.  The disclosure set forth under Item 2.04 regarding the 8.375% Notes is hereby incorporated by reference into this Item 1.02.

Item 2.03.  Creation of a Direct Financial Obligation

See Item 1.02.  As previously reported, on July 29, 2005, the Company entered into the Credit Agreement (the “Credit Agreement”) among the Company, as Borrower, the several lenders from time to time party thereto, Lehman Brothers Inc., as sole lead arranger and sole bookrunner, Lehman Commercial Paper Inc., as syndication agent, administrative agent and as collateral agent, and Wells Fargo Foothill, Inc., as revolving administrative agent.  The Credit Agreement consists of (i) a revolving credit facility up to an aggregate principal amount of $65,000,000, which will mature on July 29, 2010, (ii) a senior term loan facility in the original aggregate amount of $400,000,000, which will mature on June 30, 2012 (the “Term Loan B Facility”) and (iii) a prefunded letter of credit facility in the aggregate amount of $82,250,000, which will mature on July 29, 2010.  As described in Item 1.02 and Item 2.04, the Company borrowed and will borrow, as applicable, under the Term Loan B Facility to pay the 6.375% Notes and 8.375% Notes, respectively.  Following the retirement of the Company’s 8.375% Notes and repayment of its 6.375% Notes, the Company will have $400 million of borrowings outstanding under the Term Loan B Facility, no borrowings outstanding under the $65,000,000 revolving credit facility and approximately $82.1 million in letters of credit issued pursuant to the $82,250,000 million synthetic letter of credit facility.  The description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement listed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.04.  Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On October 6, 2005, pursuant to the Indenture dated February 27, 2002 as amended and supplemented, among the Company, the Guarantors (as defined in the Indenture) and the Trustee (the “8.375% Senior Notes Indenture”), relating to the 8.375% Senior Notes Due 2008 (the “8.375% Notes”), the Company announced that it notified the Trustee and the holders of the 8.375% Notes that on November 8, 2005, it will redeem all $275 million principal amount of the 8.375% Notes at a redemption price of 104.188% of the principal amount outstanding plus accrued and unpaid interest to the redemption date (the “Redemption Amount”).  The Redemption Amount will be funded through the borrowing of $250 million from the Term Loan B Facility and cash on hand.  As a result of the redemption of the 8.375% Notes, the Company will record a pre-tax charge of approximately $13.3 million in the December 2005 quarter due to the redemption premium, the acceleration of the existing unamortized premium and the acceleration of unamortized debt issuance costs.  The announcement of the notice of redemption was made by the Company in its press release dated October 6, 2005, filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.  See also Item 1.02.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits.

10.1         Credit Agreement, dated as of June 29, 2005, among the Company, as Borrower; the several lenders from time to time party thereto, Lehman Brothers Inc., as sole lead arranger and sole bookrunner, Lehman Commercial Paper Inc., as syndication agent, administrative agent and as collateral agent, and Wells Fargo Foothill, Inc., as revolving administrative agent (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 4, 2005 (File No. 1-8038) and incorporated by reference).

99.1         Press Release dated October 6, 2005 announcing the notification of redemption of 8.375% Notes and payment of 6.375% Notes.

FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements regarding its indentures, call for redemption and expected financial impact.  Those statements are subject to risks and uncertainties that may cause actual results to differ materially from expected results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: October 7, 2005	By:	/s/ Newton W. Wilson, III
Newton W. Wilson, III
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1

Credit Agreement, dated as of June 29, 2005, among the Company, as Borrower; the several lenders from time to time party thereto, Lehman Brothers Inc., as sole lead arranger and sole bookrunner, Lehman Commercial Paper Inc., as syndication agent, administrative agent and as collateral agent, and Wells Fargo Foothill, Inc., as revolving administrative agent (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 4, 2005 (File No.1-8038) and incorporated by reference).

99.1	Press Release dated October 6, 2005 announcing the notification of redemption of 8.375% Notes and payment of 6.375% Notes.